UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 29, 2014

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Background

In March 2014, Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Competitive Holdings Company LLC (“EFCH”), Texas Competitive Electric Holdings Company LLC (“TCEH”), and Energy Future Intermediate Holding Company LLC (“EFIH” and together with EFH Corp., EFCH and TCEH, the “Companies”) executed confidentiality agreements with certain unaffiliated holders of first lien senior secured claims against EFCH, TCEH and certain of TCEH’s subsidiaries (collectively, the “TCEH Creditors”), certain unaffiliated holders of unsecured claims against EFIH (collectively, the “EFIH Creditors”) and a significant creditor with claims against TCEH, EFCH, EFIH and EFH Corp. (the “Significant Creditor” and, collectively with the TCEH Creditors and the EFIH Creditors, the “Creditors”), to facilitate discussions with the Creditors concerning the Companies’ potential restructuring (the “Restructuring”). Pursuant to the confidentiality agreements, the Companies agreed to disclose publicly after a specified period if certain conditions were met that the Companies and the Creditors had engaged in discussions concerning the Companies’ capital structure, information regarding such discussions and certain confidential information concerning the Companies that the Companies had provided to the Creditors. The information included in this Current Report on Form 8-K is being furnished, in part, to satisfy the Companies’ public disclosure obligations under the confidentiality agreements.

Filing under Chapter 11 of the United States Bankruptcy Code

On April 29, 2014, EFH Corp. and the substantial majority of its direct and indirect subsidiaries, excluding Oncor Electric Delivery Holdings Company LLC and its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Filing”). During the pendency of the Bankruptcy Filing, the Companies will operate their businesses as “debtors-in-possession” under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the Bankruptcy Code. The Companies intend to conduct business operations in the normal course and maintain their focus on achieving excellence in customer service and meeting the needs of electricity consumers in Texas. For more information on the Bankruptcy Filing, please refer to the Annual Reports on Form 10-K for the year ended December 31, 2013, that will be filed by each of EFH Corp., EFCH and EFIH with the Securities and Exchange Commission on April 29, 2014. In addition, the Companies issued a press release as set forth on Exhibit 99.1 that describes the Bankruptcy Filing.

Financial Information

EFH Corp. and its subsidiaries generally do not publicly disclose detailed prospective financial information. However, in connection with their discussions with the Creditors and their respective advisors, the Companies provided certain financial information, consisting largely of forecasts, to the Creditors and their respective advisors pursuant to confidentiality agreements. Management of the Companies prepared the forecasts from certain internal financial projections based on reasonable expectations, beliefs, opinions, and assumptions of the Companies’ management at the time they were made. EFH Corp. also provided certain financial forecasts for Oncor Electric Delivery Company LLC (“Oncor”) based upon information provided to EFH Corp. by Oncor. The forecasts were not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles (“GAAP”) or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.”

The inclusion of the forecasts in this Current Report on Form 8-K should not be regarded as an indication that the Companies and Oncor or any other person considered, or now consider, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

None of the independent auditor of the Companies, the independent auditor of Oncor, or any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained herein and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.

The prospective financial information:

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptions, as further described below, which are inherently uncertain and many of which are beyond the control of the Companies, Oncor, and their respective subsidiaries and may not prove to be accurate;

•	does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the respective management of the Companies and Oncor may have about prospects for the Companies’, Oncor’s, and their respective subsidiaries’ businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved. All of the financial information contained in this section entitled “Financial Information” is forward-looking in nature. The information is subjective in many respects and thus subject to interpretation. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. Neither the Companies nor Oncor can provide assurance that the financial projections will be realized; rather, actual future financial results may vary materially from the forward-looking information presented herein.

Except as required by law, none of EFH Corp., EFCH or EFIH currently intends to update or revise publicly any of the information presented herein to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

The Companies provided the Creditors and their respective advisors with the projected financial data regarding TCEH set forth in the table below.

TCEH Projections Summary (amounts in millions)	2014	2015	2016	2017	2018
TCEH Consolidated Adjusted EBITDA[1,2]	$2,109	$1,656	$1,587	$1,850	$1,942
Less: TCEH Hedge Value[3]	$(587)	—	—	—	—

TCEH Open EBITDA with 8/30/2013 Commodity Price Impact[4]	$1,522	$1,656	$1,587	$1,850	$1,942

[1]	EBITDA means net income (loss) before interest expense and related charges, income tax expense (benefit) and depreciation and amortization. TCEH Consolidated Adjusted EBITDA means EBITDA adjusted to exclude interest income, unusual items, results of discontinued operations and other adjustments. The more significant adjustments include unrealized gain/loss on interest rate swaps and commodity hedging and trading transactions, impairments of goodwill and other assets, amortization of nuclear fuel, charges related to pension plan actions, and purchase accounting adjustments, primarily related to amortization of intangible assets created as a result of the application of purchase accounting for EFH Corp.’s 2007 merger. TCEH Consolidated Adjusted EBITDA is essentially the same as defined in the TCEH Credit Agreement except no adjustment is made for expenses to upgrade or expand, or for unplanned outages at, generation facilities. EBITDA and Adjusted EBITDA are financial measures not calculated in accordance with GAAP. Adjusted EBITDA is not intended to be an alternative to net income as a measure of operating performance, an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP, nor is it intended to be used as a measure of free cash flow available for discretionary use, because the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

[2]	Projection based on commodity prices as of August 30, 2013.
[3]	Because wholesale electricity prices in ERCOT have generally moved with natural gas prices, TCEH has entered into certain natural gas hedges designed to mitigate the effect of natural gas price changes on future electricity revenues. At December 31, 2013, TCEH and its subsidiaries were parties to market transactions effectively selling forward approximately 146 million MMBtu of natural gas at weighted average annual hedge prices as disclosed in EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2013. The amounts presented for TCEH Hedge Value represent estimated realized gains (pretax) associated with these hedges that increase TCEH Consolidated Adjusted EBITDA. TCEH and its subsidiaries do not have any significant amounts of hedges in place for periods after 2014.
[4]	TCEH Open EBITDA refers to TCEH Consolidated Adjusted EBITDA as adjusted to remove the effects of the TCEH natural gas hedges by deducting the amounts for TCEH Hedge Value.

The information set forth below (which was prepared in the 2nd half of 2013) describes the key drivers of the year-to-year changes in the forecasted TCEH Consolidated Adjusted EBITDA amounts provided in the table above.

Key Drivers	2013A vs. 2014E (in millions)	Assumptions
Generation	N/A	• 2014: 68 TWh[6] net generation
Generation Power Price[5]		• $36.26/MWh[7]
Natural Gas Price[5]		• $3.88/MMBtu[8]

Commodity / Fuel / Operational Costs	($560) – ($460)	• Year-over-year hedge roll-off
• Higher Powder River Basin coal costs
• Higher coal-fired generation
• Martin Lake Unit 3 is in seasonal operations
• Monticello Units 1 and 2 are still in seasonal operations
• Higher operations and maintenance spending due to dual nuclear unit refueling outages

Retail	($165) – ($115)	• Competitive pricing, impact of weather and higher commodity environment

Key Drivers	2014E vs. 2015E (in millions)	Assumptions
Generation	N/A	• 2015: 68 TWh[6] net generation
Generation Power Price[5]		• $38.45/MWh[7]
Natural Gas Price[5]		• $4.08/MMBtu[8]

Commodity / Fuel / Operational Costs	($460) – ($360)	• Year-over-year hedge roll-off, including no remaining long-term natural gas hedging transactions
• Higher power prices
• Monticello Units 1 and 2 and Martin Lake Unit 3 are in seasonal operations
• Lower operations and maintenance spending due to a single nuclear unit refueling outage

Retail	($65) – ($15)	• Competitive pricing and higher commodity price environment

Key Drivers	2015E vs. 2016E (in millions)	Assumptions
Generation	N/A	• 2016: 72 TWh[6] net generation
Generation Power Price [5]		• $40.36/MWh[7]
Natural Gas Price[5]		• $4.20/MMBtu[8]

Commodity / Fuel / Operational Costs	($110) – $40	• Higher fuel cost due to higher Powder River Basin coal blend and prices
• Monticello Units 1 and 2 and Martin Lake 3 are in seasonal operations through May 2016

Retail	($65) – ($5)	• Competitive pricing and higher commodity price environment

Key Drivers	2016E vs. 2017E (in millions)	Assumptions
Generation	N/A	• 2017: 79 TWh[6] net generation
Generation Power Price [5]		• $45.19/MWh[7]
Natural Gas Price[5]		• $4.31/MMBtu[8]

Commodity / Fuel / Operational Costs	$200 – $350	• Higher net generation offset by higher fuel cost • Higher power price • Higher operations and maintenance spending due to dual nuclear unit refueling outages

Retail	($45) – $15	• Competitive pricing and higher commodity price environment

Key Drivers	2017E vs. 2018E (in millions)	Assumptions
Generation	N/A	• 2018: 79 TWh[6] net generation
Generation Power Price[5]		• $45.67/MWh[7]
Natural Gas Price[5]		• $4.44/MMBtu[8]

Commodity / Fuel / Operational Costs	$40 – $190	• Slightly higher net generation and power price • Lower operations and maintenance due to a single nuclear unit refueling outage

Retail	($60) – $0	• Competitive pricing and higher commodity price environment

[5]	Power prices are as of August 30, 2013, reflecting observable market prices for 2014-15E, interpolation for 2016E and model-based pricing for 2017-18E. Natural gas prices are market as of August 30, 2013, reflecting Houston Ship Channel index prices.
[6]	terawatt-hours
[7]	megawatt-hours
[8]	million British thermal units

The financial information provided to the Creditors and their respective advisors also included certain financial forecasts for Oncor based upon information provided to EFH Corp. by Oncor. EFIH’s wholly owned subsidiary Oncor Holdings owns approximately 80% of the equity interests of Oncor. Certain amounts in the table below are presented as without or including “Securitization.” “Securitization” refers to revenue, expenses and debt related to securitization (transition) bonds issued by Oncor Electric Delivery Transition Bond Company LLC, a wholly owned consolidated bankruptcy-remote financing subsidiary of Oncor, to recover certain regulatory assets and other costs.

Oncor has provided updated financial forecast to the Companies since the financial forecasts for Oncor previously disclosed on October 15, 2013, which adjustments are based on internal review and revision by Oncor to account for, among other things, changes in market conditions and other developments in Oncor’s business. The amounts in the following table may not foot due to rounding.

Certain Financial Forecasts for Oncor (amounts in millions)	2014	2015	2016	2017	2018
Revenue (excluding Securitization)	$3,652	$3,771	$3,868	$3,952	$4,031
Revenue (impact of Securitization)	147	112	11	—	—

Revenue (including Securitization)	$3,799	$3,883	$3,879	$3,952	$4,031
EBITDA[9] (excluding Securitization)	$1,838	$1,870	$1,904	$1,929	$1,952
EBITDA[9] (impact of Securitization)	146	111	11	—	—

EBITDA[9] (including Securitization)	$1,984	$1,981	$1,915	$1,929	$1,952
Depreciation & Amortization (excluding Securitization)	$723	$752	$758	$755	$761
Depreciation & Amortization (impact of Securitization)	133	105	10	—	—

Depreciation & Amortization (including Securitization)	$856	$856	$768	$755	$761
Net income	$437	$459	$469	$476	$478
Distribution to owners[10]	$(282)	$(344)	$(340)	$(404)	$(344)
Capital expenditures[11]	$1,066	$1,048	$1,081	$1,135	$1,174
Net debt (excluding Securitization)	$6,129	$6,364	$6,575	$6,801	$7,002
Net debt (including Securitization)	$6,239	$6,372	$6,575	$6,801	$7,002

[9]	EBITDA means net income (loss) before interest expense and related charges, income tax expense (benefit) and depreciation and amortization (including amortization of regulatory assets reported in operation and maintenance expense) and other income related to purchase accounting. EBITDA is also adjusted for certain noncash and unusual items, none of which is material in the years presented. EBITDA is a financial measure not calculated in accordance with GAAP. EBITDA is not intended to be an alternative to net income as a measure of operating performance, an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP, nor is it intended to be used as a measure of free cash flow available for discretionary use, because the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. EBITDA as presented in the table reflects EFH Corp.’s calculations of EBITDA for Oncor on a basis consistent with EFH Corp.’s prior public disclosures, except for the exclusion of amortization of regulatory assets reported in operation and maintenance expense. Accordingly, and because not all companies use identical calculations, EBITDA may not be comparable to EBITDA as calculated by Oncor or to similarly titled measures of other companies.
[10]	Reflects 100% of distributions from Oncor (excluding tax sharing payments). EFIH’s wholly owned subsidiary Oncor Holdings owns approximately 80% of the equity interests of Oncor. Accordingly, distributions to EFIH will be approximately 80% of each distribution, excluding any portion of the distribution retained by Oncor Holdings to settle its obligations under its tax sharing agreement.
[11]	Capital expenditures include expenditures for transmission facilities, infrastructure maintenance, information technology initiatives, distribution facilities to serve new customers and other general investments.

The information provided by the Companies to the Creditors and their respective advisors also included the following forecast of TCEH’s unlevered free cash flow:

TCEH Free Cashflow – Unlevered (amounts in millions)	2014	2015	2016	2017	2018
Cashflows
Open EBITDA	$1,522	$1,656	$1,587	$1,850	$1,942
Hedge Value[12]	587	—	—	—	—
Cash Impact of Adjustments to EBITDA	(18)	(38)	(16)	(16)	(11)

Subtotal	$2,091	$1,617	$1,571	$1,834	$1,931
Capital Expenditures	(636)	(605)	(495)	(455)	(728)
Working Capital	41	(29)	1	—	18
Margin Deposits[13]	(322)	—	—	—	—
Other Cash flow items	(104)	(27)	(51)	(51)	(45)
State Tax Payments (paid through EFH Corp.)	(30)	(29)	(26)	(26)	(26)

Free Cashflow- Unlevered before Income Taxes[14]	$1,039	$928	$1,001	$1,303	$1,149

[12]	Hedge value for the period from May 1, 2014 through December 31, 2014 is projected to be $391 million, based on 08/30/2013 commodity curves.
[13]	Margin deposit returns for the period from May 1, 2014 through December 31, 2014 is projected to be ($206) million, based on 08/30/2013 commodity curves.
[14]	Principal and interest payments during the period from January 1, 2014 through April 30, 2014 further reduced TCEH’s free cashflow for the 2014 period by $510 million.

The information provided by the Companies to the Creditors and their respective advisors also included the following financial forecasts for TCEH and its subsidiaries, assuming the TCEH DIP Financing was executed in a Chapter 11 filing of EFCH and its subsidiaries on May 1, 2014.

TCEH DIP Budget	FY2014	FY2015	FY2016
(amounts in millions)	5/1/14 – 12/31/14	1/1/15 – 12/31/15	1/1/16 – 5/31/16	Total
Unlevered Free Cash Flow
Open EBITDA	$1,179	$1,656	$505	$3,339
Hedge Value[15]	—	—	—	—
Cash Impact of adjustments to EBITDA	(20)	(38)	(5)	(64)

Subtotal	$1,158	$1,617	$500	$3,276
Capital Expenditures	(476)	(605)	(207)	(1,288)
Working Capital	(98)	(29)	6	(121)
Margin Deposits	(206)	—	—	(205)
Other Cash Flow Items	98	(27)	(128)	(56)
External Tax Payment to EFH Corp.	(30)	(29)	(23)	(81)

Unlevered Free Cash Flow	$447	$928	$149	$1,524
Ch. 11 Adjustments
Margin Deposits Adjustment[16]	$206	$—	$—	$205
Adequate Protection Interest[17]	(1,112)	(1,320)	(626)	(3,058)
Payments to Structurally Senior Creditors[18]	(33)	(43)	(7)	(83)
RRC Mine Reclamation Bond	(1,100)	—	—	(1,100)
LUME and L/C Collateral /Utility Adequate Assurance[19]	(1,210)	—	—	(1,210)
Professional & Financing Fees /Business Impacts /Other	(412)	(331)	(165)	(908)
DIP Facility Financing	3,029	893	553	4,475
DIP Facility Interest	(66)	(127)	(71)	(264)
Release of Restricted Cash	—	—	167	167

Total Ch. 11 Adjustments	$(698)	$(928)	$(149)	$(1,775)
Total Cash Flow	$(251)	$—	$—	$(251)
Beginning Cash Balance	401	150	150	401
Total Cash Flow	(251)	—	—	(251)

Ending Cash Balance	$150	$150	$150	$150
Total Liquidity
DIP Facility Revolving Facility Availability	1,446	553	—	—
Restricted Cash Availability Under Letters of Credit	200	200	33	33
Plus: Ending Cash Balance	150	150	150	150

Total Liquidity	$1,796	$903	$183	$183

[15]	Reflects removal of hedge value benefit totaling $391 million for the period from May 1, 2014 through December 31, 2014.
[16]	Reflects reversal of all margin deposit activity related to gas hedges totaling $206 million for the period from May 1, 2014 through December 31, 2014.
[17]	Assumes LIBOR + 4.5% (1-month LIBOR curve) on principal amount of all first lien debt, as well as retirement of accrued and unpaid first lien interest expense as of April 30, 2014.
18.	Includes debt service payments related to capital leases and other structurally senior debt.
19.	Combination of collateral for LUME trading parties and cash collateral required to secure letters of credit, as well as adequate assurance for utility providers.

The information provided by the Companies to the Creditors and their advisors also included the following financial forecasts for EFH Corp., assuming EFH and subsidiaries filed for bankruptcy on May 1, 2014. The amounts may not foot due to rounding.

EFH Corp. Free Cashflow – Unlevered (amounts in millions)	2014	2015	2016	2017	2018
Cashflows
EBITDA	$(7)	$(9)	$(10)	$(11)	$(12)
Cash Adjustments	(5)	—	6	6	5
TCEH Dividend	—	—	—	—	—
Oncor Dividend (80%)	—	—	—	—	—
Dividend from EFIH	—	—	—	—	—
Capital Expenditures, Net of Reimbursement	11	(2)	(2)	(1)	(1)
Pension/OPEB Funding	(9)	(10)	(10)	(10)	(26)
Other Cash Flow Items	19	(7)	5	7	8

Cashflows	$9	$(29)	$(10)	$(9)	$(26)
Tax
TCEH State Tax Payments	$30	$29	$26	$26	$26
Oncor Tax Payments[21]	23	24	26	27	28
Federal/State Tax Payments	(52)	(51)	(51)	(50)	(62)

Total Tax	$—	$1	$1	$2	$(9)
Free Cashflow- Unlevered Before Income Taxes[20]	$10	$(27)	$(9)	$(7)	$(35)

[20]	Principal and interest payments during the period from January 1, 2014 through April 30, 2014 further reduced EFH Corp.’s free cashflow for the 2014 period by $3 million.
[21]	Reflects amendment of Oncor Tax Sharing Agreement

EFH Corp. Cash Flow Budget (amounts in millions)	2014 5/1/14 – 12/31/14	2015 1/1/15 – 12/31/15	2016 1/1/16 – 5/31/16	Total
Unlevered Free Cash Flow
EBITDA	$(5)	$(9)	$(4)	$(19)
Cash Adjustments	(3)	—	2	(1)
Capital Expenditures, Net of Reimbursement	(1)	(2)	(1)	(3)
Pension/OPEB Funding	(6)	(10)	(4)	(20)
Other Cash Flow Items	24	(7)	(6)	11
TCEH Tax Payments	30	29	23	81
Oncor Tax Payments	(38)	24	24	10
Federal/State Tax Payments	(52)	(51)	(46)	(149)

Unlevered Free Cash Flow	$(51)	$(27)	$(12)	$(90)
Ch. 11 Adjustments
Professional Fees /Business Impacts /Other	$(13)	$(19)	$(15)	$(48)

Total Ch. 11 Adjustments	$(13)	$(19)	$(15)	$(48)

Levered Free Cash Flow	$(64)	$(46)	$(27)	$(137)
Beginning Cash Balance	$289	$225	$179	$289
Levered Free Cash Flow	$(64)	$(46)	$(27)	$(137)
Ending Cash Balance	$225	$179	$152	$152

The information provided by the Companies to the Creditors and their respective advisors also included the following financial forecasts for EFIH, assuming the EFIH DIP Financing was executed in a Chapter 11 filing of EFIH and its subsidiaries on May 1, 2014.

EFIH Free Cashflow – Unlevered	2014	2015	2016	2017	2018
Cashflows
EBITDA	$(4)	$(3)	$(3)	$(3)	$(4)
Cash Adjustments	—	—	—	—	—
Oncor Dividend (80%)	195	247	245	298	249
Dividend from EFH	—	—	—	—	—
Capital Expenditures	—	—	—	—	—
Pension/OPEB Funding	—	—	—	—	—
Other Cash Flow Items	(6)	6	5	2	—

Cashflows	$185	$249	$247	$296	$246
Tax
Oncor-related Tax Payments[22]	276	258	216	223	214
Oncor Tax Adjustment - Pension	(14)	8	6	2	—
Federal/State Tax Payments	—	—	—	—	—

Total Tax	—	—	—	—	—
Free Cashflow- Unlevered Before Income Taxes[23]	$447	$514	$469	$521	$460

[22]	Reflects amendment of Oncor Tax Sharing Amount
[23]	Principal and interest payments during the period from January 1, 2014 through April 30, 2014 further reduced EFIH’s free cashflow for the 2014 period by $124 million.

EFIH DIP Budget[24] (amounts in millions)	2014 5/1/14 – 12/31/14	2015 1/1/15 – 12/31/15	2016 1/1/16 – 5/31/16	Total
Unlevered Free Cash Flow
EBITDA	$(3)	$(3)	$(1)	$(8)
Oncor Dividend (80%)	160	247	101	508
Other Cash Flow Items	3	6	2	11
Federal/State Tax Payments	254	265	62	582

Unlevered Free Cash Flow	$415	$514	$164	$1,093
Ch. 11 Adjustments
Debt Maturities and Accrued Interest Retirement[25]	$(2,064)	$—	$—	$(2,064)
Adequate Protection Interest[26]	(32)	—	—	(32)
Professional and Financing Fees & Expenses	(113)	(75)	(54)	(242)
DIP Facility Financing	2,397	—	—	2,397
DIP Facility Interest	(207)	(382)	(167)	(756)

Total Ch. 11 Adjustments	$(19)	$(457)	$(221)	$(698)

Levered Free Cash Flow	$396	$57	$(57)	$395
Beginning Cash Balance	$119	$515	$572	$119
Leveraged Free Cash Flow	396	57	(57)	395

Ending Cash Balance	$515	$572	$514	$514

24.	EFIH DIP is expected to mature in June 2016. Information provided through May 2016 to match expected maturity of the TCEH DIP.
[25]	Reflects principal and accrued interest as of April 30, 2014.
26.	Assumes adequate protection payment on first and second lien principal amounts in June 2014.

Tax Information

The Companies disclosed to the Creditors that the available net operating loss carryforwards of the EFH Corp. consolidated group are estimated to be $2.2 billion as of December 31, 2014 and $2.8 billion at June 30, 2015, and the tax basis in the assets owned by TCEH and its subsidiaries is estimated to be $7.5 billion as of December 31, 2014

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The projected financial information included herein constitutes forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the bankruptcy court with respect to motions filed in the bankruptcy proceedings, including with respect to debtor-in-possession financing facilities;

•	the effectiveness of the overall restructuring activities pursuant to the bankruptcy filing and any additional strategies we employ to address our liquidity and capital resources;

•	the terms and conditions of any reorganization plan that is ultimately approved by a bankruptcy court in the bankruptcy proceedings;

•	the extent to which the bankruptcy filing causes customers, suppliers and others with whom we have commercial relationships to lose confidence in us, which may make it more difficult for us to obtain and maintain such commercial relationships on competitive terms;

•	difficulties we may face in retaining and motivating our key employees through the reorganization process, and difficulties we may face in attracting new employees;

•	the significant time and effort required to be spent by our senior management in dealing with the bankruptcy and restructuring activities rather than focusing exclusively on business operations;

•	our ability to remain in compliance with the requirements of potential debtor-in-possession financing facilities expected to be in place in connection with the bankruptcy proceedings;

•	our ability to maintain or obtain sufficient financing sources for operations or to fund any reorganization plan and meet future obligations;

•	limitations on our ability to utilize previously incurred federal net operating losses or alternative minimum tax credits;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the bankruptcy proceedings that may be inconsistent with our plans;

•	the length of time that the Companies will be debtors-in-possession under the United States Bankruptcy Code pursuant to the bankruptcy proceedings;

•	the actions and decisions of regulatory authorities relative to any reorganization plan;

•	restrictions on our operations due to the terms of our debt agreements, including debtor-in-possession financing facilities, and restrictions imposed by the bankruptcy court in the bankruptcy proceedings;

•	the outcome of potential litigation regarding whether note holders are entitled to make-whole premiums in connection with the treatment of their claims in bankruptcy;

•	prevailing governmental policies and regulatory actions, including but not limited to those of the Texas Legislature, the Governor of Texas, the US Congress, the US Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Texas Reliability Entity, Inc., the Public Utility Commission of Texas, the Railroad Commission of Texas, the US Nuclear Regulatory Commission, the US Environmental Protection Agency, the Texas Commission on Environmental Quality, the US Mine Safety and Health Administration, the Internal Revenue Service and the US Commodity Futures Trading Commission, with respect to, among other things:

•	allowed prices;

•	allowed rates of return;

•	permitted capital structure;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil-fueled generation facilities;

•	operations of mines;

•	self-bonding requirements;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, and greenhouse gas and other climate change initiatives, and

•	clearing over-the-counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements, including the legal proceedings arising out of the bankruptcy;

•	general industry trends;

•	economic conditions, including the impact of an economic downturn;

•	our ability to collect trade receivables from counterparties;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, crude oil and refined products;

•	changes in market heat rates in the Electric Reliability Council of Texas, Inc. electricity market (“ERCOT”);

•	our ability to effectively hedge against unfavorable commodity prices, including the price of natural gas, market heat rates and interest rates;

•	weather conditions, including drought and limitations on access to water, and other natural phenomena, and acts of sabotage, wars or terrorist or cyber security threats or activities;

•	population growth or decline, or changes in market supply or demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	our ability to make intercompany loans or otherwise transfer funds among different entities in our corporate structure;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension, and future funding requirements related thereto, including joint and several liability exposure under applicable laws;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	our ability to effectively execute our operational strategy, and

•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President & Controller

April 29, 2014